Exhibit 99.1

Standard Commercial Corporation P.O. Box 450, Wilson NC 27894-450 252/291-5507

NEWS RELEASE	For more information call
March 8, 2005	Timothy S. Price 252-291-5507

Standard Announces Tender Offer and Consent Solicitation

for 8% Senior Notes Due 2012, Series B

WILSON, NC – Standard Commercial Corporation (STW-NYSE) today announced the commencement of a cash tender offer to purchase any and all of its outstanding $150.0 million aggregate principal amount of 8% Senior Notes due 2012, Series B (CUSIP #853258AF8) (the “Notes”). The tender offer is scheduled to expire at 5:00 p.m., New York City time, on April 5, 2005, unless extended or earlier terminated.

In conjunction with the tender offer, Standard is soliciting consents to proposed amendments to the indenture governing the Notes. Among other things, the proposed amendments would eliminate substantially all of the restrictive covenants in the indenture as well as certain events of default.

Tenders of Notes may be validly withdrawn and consents may be validly revoked at any time prior to 5:00 p.m., New York City time, on March 21, 2005, unless extended or earlier terminated.

The consideration offered for each $1,000 principal amount of Notes validly tendered and accepted for payment under the tender offer and the consent solicitation shall be the price equal to (i) the present value on the Payment Date (as defined below) of (A) the earliest redemption price for the Notes as set forth in the Securities Table below (the “Earliest Redemption Price”) on the earliest optional redemption date provided in the Indenture as set forth in the Securities Table below (the “Earliest Redemption Date”), and (B) the interest that would accrue on the Notes from the last interest payment date preceding the Payment Date to the applicable Earliest Redemption Date, determined in accordance with standard market practice on the basis of a yield (the “Tender Offer Yield”) to the Earliest Redemption Date equal to the sum of (x) the yield to maturity on the U.S. Treasury Note specified in the Securities Table below (the “Reference Security”), as calculated by the dealer managers and solicitation agents in accordance with standard market practice, based on the bid price for the Reference Security as of 10:00 a.m., New York City time, on April 1, 2005, the second business day immediately preceding the scheduled expiration time for the tender offer for the Notes (the “Price Determination Date,” unless extended, as provided in the Offer to Purchase for Cash and Consent Solicitation Statement), as displayed on the applicable page of the Bloomberg Government Pricing Monitor or any recognized quotation source selected by the dealer managers and solicitation agents in their sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous, and (y) the fixed spread for the Notes as specified in the Securities Table below (the “Fixed Spread”) (that price being rounded to the nearest cent per $1,000 principal amount of Notes), minus accrued and unpaid interest, from the last interest payment date, up to, but not including, the Payment Date (the consideration referred to in clause (i) being referred to as the “Total Consideration”), minus (ii) $30.00 per $1,000 principal amount of Notes, which is equal to the Consent Payment referred to below (the Total Consideration minus such Consent Payment being referred to as the “Tender Offer Consideration”). A consent payment of $30.00 per $1,000 principal amount of Notes (the “Consent Payment”) will be paid only to holders of Notes who tender their Notes and validly deliver their consents, and who do not validly withdraw their Notes or revoke their consents, on or prior to the consent payment deadline. In addition to the Total Consideration or Tender Offer Consideration, as applicable, with respect to each $1,000 principal amount of Notes purchased pursuant to the tender offer, Standard will pay accrued and unpaid interest on the Notes from the most recent payment of semi-annual interest preceding the Payment Date up to, but not including, the Payment Date.

SECURITIES TABLE

CUSIP No.	Outstanding Principal Amount	Title of Security	Earliest Redemption Date	Earliest Redemption Price (1)	Reference Security	Reference Page	Fixed Spread	Consent Payment (1)
853258AF8	$150,000,000	8% Senior Notes due 2012, Series B	April 15, 2008	$1,040.00	3.375% U.S. Treasury Note due February 15, 2008	PX5	50 basis points	$30.00

(1)	Per $1,000.00 principal amount of Notes

The “Payment Date” in respect of any Notes validly tendered (and not previously validly withdrawn) is expected to be promptly following the expiration of the tender offer and the consent solicitation, which may be extended.

The terms and conditions of the tender offer and the consent solicitation are specified in, and qualified in their entirety by, the Offer to Purchase for Cash and Consent Solicitation Statement and related materials that are being distributed to holders of the Notes, copies of which may be obtained from MacKenzie Partners, Inc., the information agent for the tender offer and the consent solicitation, at (800) 322-2885 (U.S. toll free) or (212) 929-5500 (collect).

Standard has engaged Wachovia Securities and Deutsche Bank Securities Inc. to act as the dealer managers and solicitation agents in connection with the tender offer and consent solicitation. Questions regarding the tender offer and the consent solicitation may be directed to Wachovia Securities at (866) 309-6316 (U.S. toll free) or (704) 715-8341 (collect) and Deutsche Bank Securities Inc. at (212) 250-7466 (collect).

The tender offer and the consent solicitation are being conducted in connection with, and are subject to, simultaneous completion of the proposed merger of Standard with and into DIMON Incorporated. DIMON will be the surviving corporation, and simultaneously with the closing of the merger, DIMON will change its name to Alliance One International, Inc.

The tender offer and the consent solicitation are subject to the satisfaction of certain conditions, including DIMON having entered into arrangements satisfactory to it with respect to financing necessary to complete the tender offer, the consent solicitation and the merger, the receipt by Standard of consents to the proposed amendments by holders of at least a majority in aggregate principal amount outstanding of the Notes, the simultaneous closing of the merger and other customary conditions.

DIMON today commenced a tender offer and consent solicitation to purchase any and all of its outstanding 9 5/8% Senior Notes due 2011 and 7 3/4% Senior Notes due 2013 and to amend each of the indentures under which such notes were issued. Standard’s tender offer and consent solicitation are also conditioned upon DIMON receiving the requisite consents to amend such indentures.

This announcement is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offer is being made solely pursuant to the terms of the Offer to Purchase for Cash and Consent Solicitation Statement, dated March 8, 2005, and the related Letter of Transmittal (as they may be amended from time to time), and those documents should be consulted for additional information regarding delivery procedures and the terms and conditions of the tender offer and the consent solicitation.

Standard Commercial Corporation is the world’s third largest dealer of leaf tobacco with operations in more than 30 countries. For more information on Standard, visit Standard’s website at http://www.sccgroup.com.

Readers of this news release should note that comments contained herein that are not purely statements of historical fact may be deemed to be forward-looking. Any such forward-looking statement is based upon management’s current knowledge and assumptions about future events. Standard’s actual results could vary materially from those expected due to many factors, many of which Standard cannot control. These include changes in the markets for financing necessary to consummate the merger, failure of either DIMON or Standard to satisfy conditions to the merger provided in the merger agreement, the timing and substance of actions by non-U.S. antitrust authorities relating to the merger, changes in demand for and supply of leaf tobacco and wool, weather and shipping schedules, changes in general economic conditions, political and terrorist risks and changes in government regulations. Additional information on factors that may affect management’s expectations or Standard’s financial results can be found in Standard’s filings with the Securities and Exchange Commission, which are available at the SEC’s Internet site (http://www.sec.gov).

Interested parties may obtain a free copy of the joint proxy statement/prospectus related to the proposed merger, as well as other filings containing information about DIMON and Standard without charge at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Standard Commercial Corporation, 2201 Miller Road, P.O. Box 450, Wilson, North Carolina 27894-0450, Attention: Investor Relations, (252) 291 5507.

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